Exhibit 10.2

PROMISSORY NOTE – REVOLVING LOAN

$3,000,000.00	September 22, 2008

FOR VALUE RECEIVED, the undersigned, Zynex Inc., and Zynex Medical, Inc., f/d/b/a Stroke Recovery Systems, (collectively, “Borrower”) jointly and severally promise to pay to the order of Marquette Business Credit, Inc. d/b/a Marquette Healthcare Finance, with an office in Portland, Multnomah County, Oregon (“Lender”), the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or such lesser amount as may from time to time be advanced and remain unpaid and outstanding hereunder, together with accrued interest at the rate prescribed in that certain Loan and Security Agreement dated as of even date herewith executed by Borrower and Lender (as amended, modified, or restated from time to time, the “Loan Agreement”).

This Promissory Note – Revolving Loan (the “Note”) is executed and delivered by Borrower pursuant to the Loan Agreement.  This Note evidences all advances made by Lender to Borrower under the Loan Agreement and this Note is subject to the terms and provisions of the Loan Agreement.  All capitalized terms used herein, unless otherwise defined herein, shall have the same definitions herein as are assigned to such terms in the Loan Agreement.  Lender’s records shall be conclusive proof of loans, payments, and interest accruals hereunder, absent proof of error by Borrower.

The principal of, and accrued and unpaid interest on, this Note shall be due and payable as provided in the Loan Agreement.

Upon the occurrence of an Event of Default under the Loan Agreement (or any other agreement between Borrower and Lender) and Lender’s notice to Borrower of acceleration of the amounts due under this Note, or upon the termination of the Loan Agreement (whether terminated by Borrower or Lender), (i) the principal of, and all interest then accrued on, this Note will be due and payable without presentment, demand, or protest, all of which Borrower hereby expressly waives, (ii) the commitment of Lender to make Loans under the Loan Agreement will immediately terminate, and (iii) Lender may exercise any other right provided in the Loan Documents, or at law or in equity.

From and after the occurrence of an Event of Default, any principal and, to the extent permitted by law, accrued interest thereon, shall bear interest, payable on demand, for each day from and including the date of the Event of Default, but excluding, the date of actual payment, at a rate per annum equal to the lesser of (i) the Default Rate and (ii) the Maximum Rate, until the principal and accrued interest has been paid in full or, if earlier, until such Event of Default is cured or waived in writing by Lender.  Lender may, at its option, add the amount of any interest payment due and unpaid on this Note to the unpaid principal outstanding hereunder, in which event such amount shall thereafter be treated as an advance under the Loan evidenced by this Note.

Exhibit 10.2 - Page 1 of 4

No delay by Lender in the exercise of any power or right hereunder shall operate as a waiver of, or impair, Lender’s rights and remedies under this Note or the Loan Agreement.  Borrower and each other party ever liable hereunder severally and expressly waive presentment, demand, notice of intention to demand, notice of intention to accelerate, notice of acceleration, protest, notice of protest and non-payment and any other notice of any kind, and agrees that its liability hereunder shall not be affected by any renewals, extensions or modifications, from time to time, of the time or manner of payment hereof, or by any release or modification of any security for the obligations and indebtedness evidenced hereby.

Borrower hereby promises to pay to Lender all reasonable costs and expenses of enforcement and collection of any amounts due under this Note, including without limitation, reasonable attorneys’ fees (including, without limitation, fees incurred pursuant to or in connection with a proceeding brought pursuant to 11 U.S.C., the Federal Bankruptcy Code).

Each Borrower is jointly and severally liable under this Note and neither is an accommodation party.

Notwithstanding anything contained herein, it is not intended by Lender to contract for, charge, receive, collect or apply interest calculated at a rate in excess of the Maximum Rate.  Further, Lender shall never be deemed to have contracted for or be entitled to charge, receive, collect or apply as interest on the Loan, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event Lender ever contracts for, charges, receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loans has been paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Loan.

This Note shall be governed by and construed according to the laws of the State of Oregon, except as to provisions relating to the rate of interest to be charged on the unpaid principal hereof, in which case, to the extent federal law (including, without limitation, 12 U.S.C. Section 85, as now enacted or hereafter amended) permits Lender to contract for, charge or receive a higher rate of interest or permits Lender to contract for, charge or receive interest at a higher rate permitted by the laws of another jurisdiction, such federal law (and, if appropriate, the law of such other jurisdiction) will be applicable in determining the Maximum Rate, instead of the laws of the State of Oregon.

Exhibit 10.2 - Page 2 of 4

Statutory Disclosure.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY A LENDER TO BE ENFORCEABLE. (ORS 41.580)

[Signature page to follow]

Exhibit 10.2 - Page 3 of 4

THIS NOTE AND ALL OTHER WRITTEN AGREEMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER:

Zynex, Inc.

By: /s/ Thomas Sandgaard Name: Thomas Sandgaard Title: Chief Executive Officer and President

BORROWER:

Zynex Medical, Inc.
f/d/b/a Stroke Recovery Systems

By: /s/ Thomas Sandgaard Name: Thomas Sandgaard Title: President

Exhibit 10.2 - Page 4 of 4